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                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                                CONTACT:

CompX International Inc.                             Joseph S. Compofelice
16825 Northchase Drive, Suite 1200                   Chairman, President & CEO
Houston, TX 77060                                    Tel. 281.423.3303



                   COMPX APPOINTS HEAD OF BUSINESS DEVELOPMENT


     HOUSTON,  TEXAS . . . . March  29,  2000 . . . . CompX  International  Inc.
(NYSE: CIX) announced that it has appointed Robert L. Janson as Vice President, Business Development and Marketing. Mr. Janson replaces David Carter who resigned from CompX effective March 17, 2000. Mr. Janson was most recently Vice President of International Business Development for Accuride International Inc. Prior to Accuride, Mr. Janson held senior marketing and product development positions with The Toro Company and senior operating management positions with Smith International in both the United States and the Pacific Rim.

     Joseph S. Compofelice, Chairman and CEO, commented that "We are very fortunate to have Bob on board with CompX. His recent experience in the domestic and international ball bearing slide business will be a significant enhancement to our growth strategy in both the office and non-office furniture markets. Bob's direct international experience gives him a strong base from which to advise our operating units."

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and security products.


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